EXHIBIT 99.1

                                                               March 7, 2008

NORTHERN STATES FINANCIAL 2007 EARNINGS
 INCREASE 42 PERCENT

Growth in Net Interest Income and Loans

Dividends  Increased

WAUKEGAN, IL, March 7, 2008 – Northern States Financial Corporation (Nasdaq: NSFC), holding company for NorStates Bank, today reported earnings for 2007 of $4,388,000, or $1.05 per share, compared with $3,092,000, or $.72 per share for 2006, an increase of 41.9 percent.  On a per share basis, 2007’s earnings increased 45.8 percent over 2006.  The increase in earnings was attributable to the Company’s improved net interest income that was $2.4 million greater in 2007 than in 2006.  Loan growth and higher yields earned on the Company’s investment securities contributed to the increase to net interest income.  The growth in net income was also enhanced by a decrease in noninterest expense of $473,000 in 2007.

As previously reported, during 2007 the Company concentrated on increasing profitability by restructuring its balance sheet and by focusing on increasing net interest income while containing costs.  Loans, the highest earning asset of the Company, increased $62.0 million at year-end 2007 to $435.7 million as compared with $373.7 million at year-end 2006.  Average yields earned on taxable investment securities in 2007 increased 104 basis points to 4.43 percent compared with 3.39 percent in 2006.  The Company’s investment securities portfolio was $153.3 million at December 31, 2007, decreasing $125.8 million from year-end 2006.  Efforts made to contain costs included lowering deposit rates, which contributed to an expected decline in combined deposits and borrowings totaling $73.1 million during 2007.  Noninterest expense decreased $473,000 during 2007 as the Company reduced staff.  The net effect of the restructuring was that, although the Company’s assets declined $71.9 million or 10 percent in 2007, profitability increased by $1.3 million or 42 percent.

For the three months ended December 31, 2007, net income was $1,231,000, or $.29 per share, compared with $916,000, or $.22 per share for the fourth quarter of 2006, an increase of 34 percent or $315,000, equal to $.07 per share.

NSFC Press Release
March 7, 2008

During the fourth quarter 2007, the Company expensed $539,000 as a provision for loan losses due to an increase of $3.8 million to nonperforming loans at December 31, 2007 to $12.0 million as compared with $8.2 million at year-end 2006, a 46 percent increase.  The growth in nonperforming loans in 2007 resulted from $3.5 million in construction loans becoming impaired as borrowers experienced difficulties selling the completed properties.

 On December 3, 2007, the Company paid an increased cash dividend of $.37 per share to stockholders as compared with $.35 per share on December 1, 2006.  Total cash dividends for 2007 were $.72 per share as compared with dividends of $.65 per share in 2006.  Based on the closing price of the Company’s stock on December 31, 2007 of $22.00 per share, this represents a dividend yield of approximately 3.3 percent.

Northern States Financial Corporation is the holding company for NorStates Bank, a full-service commercial bank with eight branches in Lake County, Illinois.  NorStates Bank is the successor to financial institutions dating to 1919.  NorStates Bank serves the populations of northeastern Illinois and southeastern Wisconsin.

Forward-Looking Information

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or similar expressions.  The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted.  The Company undertakes no obligation to update these forward-looking statements in the future.  Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company’s loan and lease portfolios, and uncertainty regarding the Company’s ability to ultimately recover on the surety bonds relating to equipment lease pools and other nonaccrual and restructured loans, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, the effect of continuing margin pressure on the Company’s earnings, deposit flows, competition, demand for loan products and financial services in the Company’s market area, and changes in accounting principles, policies and guidelines.  These risks and uncertainties should be considered in evaluating forward-looking statements.

NSFC Press Release
March 7, 2008

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

Year ended December 31:	2007	2006
Net Income	$4,388	$3,092
Basic Earnings Per Share	$1.05	$.72
Return on Average Assets	.66%	.44%
Return on Average Equity	6.06%	4.36%
Efficiency Ratio	71.93%	81.30%
Yield on Interest Earning Assets	6.16%	5.52%
Cost of Interest Bearing Liabilities	3.78%	3.63%
Net Interest Spread	2.38%	1.89%
Net Yield on Interest Earning Assets	2.96%	2.41%

Quarter ended December 31:	2007	2006
Net Income	$1,231	$916
Basic Earnings Per Share	$.29	$.22
Return on Average Assets	.76%	.52%
Return on Average Equity	6.71%	5.23%
Efficiency Ratio	61.64%	80.31%
Yield on Interest Earning Assets	6.45%	5.61%
Cost of Interest Bearing Liabilities	3.60%	3.94%
Net Interest Spread	2.85%	1.67%
Net Yield on Interest Earning Assets	3.44%	2.24%

NSFC Press Release
March 7, 2008

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

	Dec. 31, 2007	Dec. 31, 2006
Total Assets	$638,156	$710,009
Total Loans and Leases	435,734	373,715
Total Deposits	480,959	522,596
Total Stockholders’ Equity	73,454	71,463
Nonperforming Loans and Leases	11,982	8,182
Nonperforming Loans and Leases to Total Loans and Leases	2.75%	2.19%
Restructured Loans	$0	$1,477
Other Real Estate Owned	2,857	2,983
Book Value per Share	$17.58	$16.88
Number of Shares Outstanding	4,178,105	4,233,105

NORTHERN STATES FINANCIAL CORPORATION
DIVIDEND HISTORY

	June 1	December 1	Total
2002	$.53	$.53	$1.06
2003	.54	.54	1.08
2004	.55	.55	1.10
2005	.55	.07	.62
2006	.30	.35	.65
2007	.35	.37	.72

For Additional Information, Contact:
Fred Abdula, Chairman of the Board (847) 244-6000 Ext. 238
Websites: www.norstates.com
                                  www.nsfc.net

NSFC Press Release
March 7, 2008

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 December 31, 2007 and 2006
(In thousands of dollars) (Unaudited)

	2007	2006
Assets
Cash and due from banks	$14,273	$19,023
Interest bearing deposits in financial institutions - maturities less than 90 days	180	885
Federal funds sold	9,181	10,078
Total cash and cash equivalents	23,634	29,986
Securities available for sale	153,277	279,056
Loans and leases	435,734	373,715
Less: Allowance for loan and lease losses	(4,606)	(7,162)
Loans and leases, net	431,128	366,553
Federal Home Loan Bank stock	1,445	1,445
Office buildings and equipment, net	9,198	9,394
Other real estate owned	2,857	2,983
Goodwill	9,522	9,522
Core deposit intangible assets	1,390	1,854
Accrued interest receivable and other assets	5,705	9,216
Total assets	$638,156	$710,009

Liabilities and Stockholders' Equity
Liabilities
Deposits
Demand – noninterest bearing	$60,015	$58,530
Interest bearing	420,944	464,066
Total deposits	480,959	522,596
Securities sold under repurchase agreements	66,797	86,775
Federal Home Loan Bank advances	0	11,500
Subordinated debentures	10,000	10,000
Advances from borrowers for taxes and insurance	1,066	794
Accrued interest payable and other liabilities	5,880	6,881
Total liabilities	564,702	638,546

Stockholders' Equity
Common stock	1,789	1,789
Additional paid-in capital	11,584	11,584
Retained earnings	66,983	65,603
Accumulated other comprehensive income (loss)	300	(1,552)
Treasury stock, at cost	(7,202)	(5,961)
Total stockholders' equity	73,454	71,463
Total liabilities and stockholders' equity	$638,156	$710,009

NSFC Press Release
March 7, 2008

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Twelve and three months ended December 31, 2007 and 2006
(In thousands of dollars, except per share data) (Unaudited)

	Twelve months ended		Three months ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2007	2006	2007	2006
Interest income
Loans (including fee income)	$27,789	$26,897	$7,334	$6,628
Securities
Taxable	9,509	8,730	2,247	2,428
Exempt from federal income tax	311	235	97	65
Federal funds sold and other	812	771	61	194
Total interest income	38,421	36,633	9,739	9,315
Interest expense
Time deposits	12,112	12,341	2,907	3,255
Other deposits	3,607	4,155	766	1,094
Repurchase agreements and federal funds purchased	3,456	3,278	736	1,040
Federal Home Loan Bank advances	205	259	0	67
Subordinated debentures	680	662	174	172
Total interest expense	20,060	20,695	4,583	5,628
Net interest income	18,361	15,938	5,156	3,687
Provision for loan and lease losses	81	0	539	0
Net interest income after provision for loan and lease losses	18,280	15,938	4,617	3,687
Noninterest income
Service fees on deposits	2,847	2,541	754	697
Trust income	794	753	183	170
Net gains on sales of other real estate owned	(8)	613	0	551
Other operating income	1,405	1,439	305	253
Total noninterest income	5,038	5,346	1,242	1,671
Noninterest expense
Salaries and employee benefits	8,600	8,903	2,054	2,217
Occupancy and equipment, net	2,309	2,210	518	528
Data processing	1,564	1,565	348	375
Legal	439	436	68	189
Audit and other professional	1,145	1,168	228	257
Amortization of core deposit intangible asset	464	464	116	116
Printing and supplies	403	423	100	99
Other operating expenses	1,906	2,134	512	522
Total noninterest expense	16,830	17,303	3,944	4,303
Income (loss) before income taxes	6,488	3,981	1,915	1,055
Income tax expense (benefit)	2,100	889	684	139
Net income	$4,388	$3,092	$1,231	$916

Earnings per share	$1.05	$0.72	$0.29	$0.22